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                                                                   Exhibit (q-2)



                                POWER OF ATTORNEY



Know all men by these presents that Scott A. MacKillop whose signature appears below hereby severally constitutes and appoints Susan J. Lloyd-Hurwitz, Michael
A. Torres and Mark Hoopes, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign and affix the undersigned's name to any and all amendments to the Registration Statement on Form N-1A for Lend Lease Funds, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or incidental to the performance and execution of the powers herein granted, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                       Title                            Date
       ---------                       -----                            ----

/s/ Scott A. MacKillop                Trustee                       May 28, 2002
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Scott A. MacKillop